EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2015 First Quarter Financial Results

ELGIN, Ill., May 7, 2015 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the first quarter of fiscal 2015, which ended March 28, 2015.

First quarter highlights include:

  Revenues increased 27.4%, to $84.0 million, compared to $66.0 million in the first quarter of fiscal 2014. This increase was primarily the result of revenues from the acquisition of FCC Environmental ("FCCE") as well as from organic growth in the Environmental Services segment.

  Our Environmental Services segment includes parts cleaning, containerized waste, and vacuum services. During the first quarter, Environmental Services revenues increased $14.0 million, or 35.9% compared to the first quarter of fiscal 2014. First quarter revenue growth in the segment was primarily a result of revenues from our FCCE acquisition.

  Same-branch revenues for our Environmental Services segment increased 23.9% for the quarter, measured for the 72 branches that were in operation throughout both the first quarters of fiscal 2015 and 2014. A large portion of the increase in same-branch revenues was due to the acquisition of FCCE.

  Average revenues per working day in the first quarter of fiscal 2015 in our Environmental Services segment were approximately $880,000, compared to $840,000 in the fourth quarter of fiscal 2014.

  Our Oil Business segment includes used oil collection and re-refining activities. During the first quarter of fiscal 2015, Oil Business revenues increased $4.1 million, to $31.2 million from $27.1 million in the first quarter of fiscal 2014. The increase was due to sales of Recycled Fuel Oil ("RFO"), as a result of our acquisition of FCCE. Base lube oil gallons sold increased 33% over the first quarter of fiscal 2014, but during the first quarter of fiscal 2015, the average spot market price for the type of Group II base oil we produce declined approximately 35% compared to the first quarter of fiscal 2014.

  In the first quarter of 2015, we wrote down the value of solvent inventories by $1.7 million and oil inventories by $0.9 million for a total write down of inventories during the quarter of $2.6 million as a result of lower crude oil and related product prices.

  Net loss attributable to common stockholders for the first quarter was $0.9 million compared to $1.7 million for the year earlier quarter. Loss per share was $0.04 in the first quarter of fiscal 2015 compared to $0.09 in the first quarter of fiscal 2014.

The Company's Founder, President, and Chief Executive Officer, Joe Chalhoub, commented, "In the first quarter of 2015, we experienced 35.9% growth in our Environmental Services segment. Also during the first quarter, we worked diligently to integrate the legacy FCC Environmental business into Heritage-Crystal Clean. We are pleased to announce that the integration is substantially complete and that we have already started to realize the benefits of this acquisition. We expect that we will realize annual synergies at or above our original target of $20 million, starting in the second quarter of 2015. During the first quarter of fiscal 2015, we estimate that we realized approximately $2.9 million in synergies and incurred approximately $1.4 million in costs-to-achieve synergies, which resulted in approximately $1.5 million of net synergies."

Chalhoub added, "During the first quarter we saw the price of crude oil stabilize and start to moderately strengthen towards the end of the quarter. Due to negative market conditions, we responded by decreasing the weighted average price paid to generators for their used oil by over $0.45 per gallon from the fourth quarter of fiscal 2014 to the first quarter of fiscal 2015."

Mark DeVita, Chief Financial Officer stated, "We are pleased that margins improved in both of our business segments compared to the first quarter of 2014. Even considering the impact of adding the FCC Environmental volume, which was traditionally lower margin than our legacy business, our profit before corporate SG&A in the Environmental Services segment increased to 23.5% during the first quarter of 2015 compared to 22.6% in the first quarter of 2014. Our operating margin percentage in the Oil Business segment during the first quarter of 2015 improved by approximately 3.1% compared to the year earlier quarter. These improvements in margin were achieved despite the requirement to write down inventories by a total of $2.6 million in the first quarter of 2015."

DeVita added, "Although we recorded a net loss of $0.9 million for the quarter, this was a marked improvement from the first quarter of 2014. This loss includes $2.6 million of inventory write-downs and $1.4 million in integration costs related to the FCC Environmental acquisition. Given the integration costs and inventory write-down, we still managed to generate EBITDA of $3.4 million and adjusted EBITDA of $7.6 million during the first quarter."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to successfully integrate FCC Environmental and achieve the anticipated synergies from the acquisition within the expected time period, or at all; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; our ability to successfully complete our used oil re-refinery expansion and realize the anticipated benefits therefrom within the expected time period, or at all; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 17, 2015 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection and recycling, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 84 branches serving over 100,000 customer locations.

Conference Call

The Company will host a conference call on Friday, May 8, 2015 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	March 28, 2015	January 3, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$ 20,279	$ 21,555
Accounts receivable - net	47,702	49,857
Inventory - net	27,336	30,798
Deferred income taxes	2,549	2,549
Other current assets	10,229	11,776
Total Current Assets	108,095	116,535
Property, plant and equipment - net	138,111	137,137
Equipment at customers - net	22,492	22,039
Software and intangible assets - net	24,389	24,775
Goodwill	19,327	19,333
Total Assets	$ 312,414	$ 319,819

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 28,022	$ 32,466
Accrued salaries, wages, and benefits	5,495	5,212
Taxes payable	3,010	4,080
Current maturities of long-term debt and term loan	5,192	5,259
Other current liabilities	5,147	6,010
Total Current Liabilities	46,866	53,027
Term loan, less current maturities	73,854	73,854
Long-term debt, less current maturities	21	40
Deferred income taxes	4,825	5,484
Total Liabilities	$ 125,566	$ 132,405

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 22,119,187 and 22,109,875 shares issued and outstanding at March 28,2015 and January 3, 2015, respectively	$ 221	$ 221
Additional paid-in capital	181,474	181,140
Retained earnings	4,194	5,135
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	185,889	186,496
Noncontrolling interest	959	918
Total Equity	$ 186,848	$ 187,414
Total Liabilities and Stockholders' Equity	$ 312,414	$ 319,819

Heritage-Crystal Clean, Inc.
Consolidated Statements of Operations
(In Thousands, Except per Share Amounts)
(Unaudited)

	First Quarter Ended,
	March 28, 2015	March 22, 2014

Revenues
Product revenues	$ 34,397	$ 29,303
Service revenues	49,639	36,662
Total revenues	$ 84,036	$ 65,965

Operating expenses
Operating costs	$ 69,714	$ 57,365
Selling, general, and administrative expenses	11,066	8,843
Depreciation and amortization	4,333	2,626
Other income - net	(99)	(51)
Operating loss	(978)	(2,818)
Interest expense – net	554	53
Loss before income taxes	(1,532)	(2,871)
Benefit from income taxes	(632)	(1,235)
Net loss	(900)	(1,636)
Income attributable to noncontrolling interest	41	23
Net loss attributable to Heritage-Crystal Clean, Inc. common stockholders	$ (941)	$ (1,659)

Net loss per share: basic	$ (0.04)	$ (0.09)
Net loss per share: diluted	$ (0.04)	$ (0.09)

Number of weighted average shares outstanding: basic	22,119	18,402
Number of weighted average shares outstanding: diluted	22,119	18,402

Heritage-Crystal Clean, Inc.
Segment Information
(In Thousands)
(Unaudited)

First Quarter Ended,
March 28, 2015

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$ 5,340	$ 29,057	$ —	$ 34,397
Service revenues	47,545	2,094		49,639
Total revenues	$ 52,885	$ 31,151	$ —	$ 84,036
Operating expenses
Operating costs	38,713	31,001	—	69,714
Operating depreciation and amortization	1,727	1,864	—	3,591
Profit (loss) before corporate selling, general, and administrative expenses	$ 12,445	$ (1,714)	$ —	$ 10,731
Selling, general, and administrative expenses			11,066	11,066
Depreciation and amortization from SG&A			742	742
Total selling, general, and administrative expenses			$ 11,808	$ 11,808
Other income - net			(99)	(99)
Operating loss				(978)
Interest expense – net			554	554
Loss before income taxes				$ (1,532)

First Quarter Ended,
March 22, 2014

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$ 4,243	$ 25,060	$ —	$ 29,303
Service revenues	34,665	1,997		36,662
Total revenues	$ 38,908	$ 27,057	$ —	$ 65,965
Operating expenses
Operating costs	28,879	28,486	—	57,365
Operating depreciation and amortization	1,253	888	—	2,141
Profit (loss) before corporate selling, general, and administrative expenses	$ 8,776	$ (2,317)	$ —	$ 6,459
Selling, general, and administrative expenses			8,843	8,843
Depreciation and amortization from SG&A			485	485
Total selling, general, and administrative expenses			$ 9,328	$ 9,328
Other income - net			(51)	(51)
Operating loss				(2,818)
Interest expense – net			53	53
Loss before income taxes				$ (2,871)

Total assets by segment as of March 28, 2015 and January 3, 2015 were as follows (in thousands):

	March 28, 2015	January 3, 2015
Total Assets:
Environmental Services	$ 113,377	$ 113,518
Oil Business	156,046	158,577
Unallocated Corporate Assets	42,991	47,724
Total	$ 312,414	$ 319,819

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, goodwill, accounts receivable, and inventories allocated to each segment. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Loss Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(Unaudited)

	First Quarter Ended, (Dollars in Thousands)

	March 28, 2015	March 22, 2014

Net loss	$ (900)	$ (1,636)

Interest expense - net	554	53

Benefit from income taxes	(632)	(1,235)

Depreciation and amortization	4,333	2,626

EBITDA(a)	$ 3,355	$ (192)

Inventory write down(c)	2,601	—

Acquisition and integration costs of FCC Environmental	1,402	1,158

Non-cash compensation	235	329

Adjusted EBITDA(b)	$ 7,593	$ 1,295

(a) EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:
EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;
EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
(b) Adjusted EBITDA represents EBITDA adjusted for certain non-cash or infrequently occurring items such as:
(1) Non-cash inventory impairment charge, which is included in Operating Costs
(2) Acquisition and integration costs related to the purchase of FCC Environmental, which are included in SG&A
(3) Non-cash compensation expenses which are recorded in SG&A
We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
(c) The write down of inventory values resulted in lower carrying costs for certain types of inventories. Depending on various factors, it is possible that these lower inventory values may result in lower cost of sales in future periods and thereby positively impact profitability in future periods.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670